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                                                                    Exhibit 23.2

                       Consent of Independent Accountants


    We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 15, 1994, which appears on page 37 of Artesian Resources Corporation's Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 53 of such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



     PRICE WATERHOUSE LLP

     Philadelphia, PA
     June 4, 1996